UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 28, 2026

TURTLE BEACH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

001-35465

(Commission

File Number)

Nevada	27-2767540
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

15822 Bernardo Center Drive, Suite 105
San Diego, California 92127
(Address of principal executive offices) (Zip code)

(914) 345-2255

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	TBCH	The Nasdaq Global Market
Preferred Stock Purchase Rights	N/A	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance Policy

On July 28, 2026, Turtle Beach Corporation (the “Company”) adopted the Turtle Beach Corporation Executive Severance Policy (the “Severance Policy”), pursuant to which the Company’s Chief Executive Officer and certain other executives of the Company are eligible to receive certain severance benefits as described in the Severance Policy.

Under the terms of the Severance Policy, in the event the Company terminates a participant’s employment without Cause (as such term is defined in the Severance Policy), and the participant timely executes a general release of claims against the Company, the participant will receive the following severance benefits:

•	a cash severance payment equal to three (3) months of annual base salary;

•	reimbursement of up to $3,000 in outplacement services; and

•

reimbursement of the employer portion of COBRA premiums for continued health care coverage for a period of up to three (3) months, subject to the participant’s timely election of continuation coverage under COBRA and continued payment of the participant’s share of premiums.

The foregoing description of the Severance Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Policy, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Wynne Severance Agreement

On July 29, 2026, the Company entered into a Severance Agreement (the “Wynne Severance Agreement”) with Megan Wynne, pursuant to which Ms. Wynne is eligible to receive certain severance benefits upon a qualifying termination of her employment.

Under the terms of the Wynne Severance Agreement, in the event the Company terminates Ms. Wynne’s employment without Cause or Ms. Wynne resigns for Good Reason (as such terms are defined in the Wynne Severance Agreement), Ms. Wynne may receive the following severance benefits:

•

monthly payments equal to her base salary for a period of twelve (12) months following termination; provided that, if such termination occurs within six (6) months following a Change in Control, the aggregate amount payable will instead be equal to one and a half times (1.5x) her annual base salary, payable in a lump sum;

•	a pro-rata annual bonus for the fiscal year of termination based on actual performance results, payable at the same time annual bonuses are paid to other senior executives of the Company; and

•

subject to (a) her timely election of continuation coverage under COBRA and (b) her continued copayment of premiums at the same level and cost to her as if she were an employee of the Company, continued participation in the Company’s group health plan for a period of up to twelve (12) months.

The foregoing description of the Wynne Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Wynne Severance Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Turtle Beach Corporation Executive Severance Policy, dated July 28, 2026.

10.2	Severance Agreement, dated July 29, 2026, by and between Turtle Beach Corporation and Megan Wynne.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURTLE BEACH CORPORATION

Date: July 31, 2026	By:	/s/ CHRIS KEIRN
Chris Keirn
Chief Executive Officer